Press Release

Contact: Debra Cope, 202-468-3814

For Immediate Release

MainStreet Bank Promotes Youngren to President of Banking as a Service Division

Avenu™ Targets Banking as a Service for Fintech Partners

Fairfax, Virginia, September 28, 2021 – MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP,) the holding company for MainStreet Bank announced the promotion of Todd Youngren to the new position of President of Avenu™, a division of MainStreet Bank.

Youngren was previously Senior Vice President and Managing Director for the Fintech and Payments Banking Group, which has been reorganized under the Avenu brand. He is leading MainStreet Bank’s drive to provide Banking as a Service (BaaS) to fintechs that are focused on providing banking products and services.

“This promotion recognizes Todd’s exceptional leadership in bringing our Banking as a Service solution to market,” said Jeff W. Dick, Chairman and CEO of MainStreet Bank and MainStreet Bancshares Inc. “We designed Avenu™ to be a transformational solution for Fintechs, and over the coming months Todd and his team will finish converting our vision into reality.”

“Todd offers our clients the best of both worlds because he has a rare blend of experience,” Dick added. “He has a deep understanding of the emerging trends and technological innovations that are revolutionizing payments, coupled with more than 30 years of hands-on financial payments and treasury know-how.”

“This is an exciting time to be a payments innovator,” Youngren said. “Mobile payment application providers perform high volumes of BaaS transactions and urgently need the support of knowledgeable banking partners. Avenu™ is harnessing the expertise we have amassed over years of serving these niche markets to create a single, streamlined solution. Our goal is to help our clients complete transactions smoothly, protect their resources, know their customers, and stay in compliance.”

The transition from the Fintech and Payments Banking Group to Avenu™ is already under way, with a formal launch of the new brand planned for October 25, 2021.

Youngren started his banking career in treasury management at the former Riggs Bank in Washington, D.C., which catered to embassies, nonprofits and educational institutions, as well as corporations. He went onto a similar role at Sallie Mae, a leader in student loans, and eventually became CFO of Sallie Mae’s Business Office Solutions Group, a pioneer in developing online transaction processing for higher education institutions. While there, he helped devise a number of innovative tools, including the refund disbursement service, which streamlined the process of refunding student balances back to the students.

Subsequently, he gained experience with tax payment processing at Tier Technologies and with donation payments at FrontStream. Youngren earned a master’s degree in Business Administration from Marymount University. He also holds a Bachelor’s Degree from Lawrence University.

About MainStreet Bank: MainStreet Bank operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon and Washington, D.C.  In addition, MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution.

The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in over 1,000 businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate.  MainStreet also works with the SBA to offer 7A and 504 lending solutions.  From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve its customer experience.

MainStreet Bank was the first community bank in the Washington, D.C. metropolitan area to offer a full online business banking solution.  MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance.  Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties.  The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel.